Exhibit 99.1

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Westlake Chemical Partners LP Statement on Proposed Regulations Relating to its Qualifying Income Activities

Houston, TX, May 5, 2015 – The Internal Revenue Service (the “IRS”) and U.S. Department of Treasury (“Treasury”) today issued proposed regulations under section 7704(d)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”) relating to qualifying income from the processing, refining and transportation of minerals or natural resources (the “Proposed Regulations”), which allows a business to be treated as a partnership for U.S. federal tax purposes.

Westlake Chemical Partners LP (NYSE: WLKP) (the “Partnership”) previously requested and received a favorable private letter ruling from the IRS prior to its formation and initial public offering, to the effect that the production, transportation, storage and marketing of ethylene and its co-products constitutes “qualifying income” within the meaning of Section 7704 of the Code.

The Proposed Regulations provide industry-specific rules regarding whether certain activities will continue to constitute qualifying income. In the event that an activity does not satisfy the standards set forth in the final regulations, the Proposed Regulations include a proposed ten-year transition period for partnerships, like Westlake Chemical Partners LP, who already received a private letter ruling that the income from that activity was qualifying income.

If the Proposed Regulations become final in their current form, such final regulations would make it difficult or impossible for the Partnership’s production, transportation, storage and marketing of ethylene and its co-products to continue to qualify as “qualifying income” after the proposed ten-year transition period.

The Treasury and the IRS have requested comments from industry participants regarding the standards set forth in the Proposed Regulations. The Partnership will participate in that comment process, and looks forward to a dialogue with the IRS and the Treasury regarding its private letter ruling, the Proposed Regulations and the term of the grandfather period. In the event that the Partnership does not satisfy the standards set forth in the final regulations, the final regulations will likely provide the proposed ten-year transition period. During the transition period, the Partnership may continue to rely on its private letter ruling, allowing it to maintain its treatment as a partnership and continue to execute its business strategy.

Certain of the statements contained in this press release including the Partnership’s plan to comment on the Proposed Regulations and the effect the Proposed Regulations might have on the Partnership’s ability to satisfy the Qualifying Income Exception are forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expects,” “will” or comparable terminology, or by discussions of strategies or trends. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, the Partnership cannot give any assurances that these expectations will prove to be correct.

Westlake Chemical Partners LP (WLKP)

Westlake Chemical Partners is a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, TX, the Partnership owns a 13.3% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP’s assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com/.